                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

        Date of Report  (Date of earliest event reported)  July 10, 1996


                                AIM GROUP, INC.

               (Exact name of registrant as specified in charter)
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

               Delaware                  33-82468            13-3773537
               --------                  --------            ----------
     (State or other jurisdiction     (Commission File      (IRS Employer
            or incorporation)              Number)       Identification No.)

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                        2001 West Sample Road, Suite 300
                        --------------------------------
                          Pompano Beach, Florida 33064
                          ----------------------------
                    (Address of principal executive offices)

                                 (954) 972-9339
                                 --------------
              (Registrant's telephone number, including area code)


 -------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



                       This document contains  3  pages.
                                              ---
                     There are no exhibits to this Report.
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                      INFORMATION TO BE INCLUDED IN REPORT



Item 5.      Other Events

On July 10, 1996, Directors Paul R. Arena and James L. Austin voluntarily tendered their resignations as Directors and withdrew their names for re-election to the Board of Directors of the Company. Messrs. Arena and Austin indicated that their resignations were for personal reasons. Mr. Arena also tendered his resignation as an officer of the Company, effective August 15, 1996. Upon termination, Mr. Arena will receive severance compensation and benefits through December 31, 1996 and options to purchase 50,000 shares of the Company's common stock at a purchase price per share equal to fair market value. The options will be immediately exercisable and have a term of three years from the date of grant, such expiry is subject to approval of the Vancouver Stock Exchange, on which exchange the Company's common stock is traded. In addition, the Company and Mr. Arena have entered into a consulting arrangement, whereby Mr. Arena will consult with the Company on an as needed per diem basis for the period August 15, 1996 through March 31, 1997.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AIM GROUP, INC.
                                         ---------------
                                         Registrant


Date: July 17, 1996                      By:     Iain J. Richmond
                                           ---------------------------
                                           Iain J. Richmond, President


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